                                                                     EXHIBIT 4.3



                    MISSISSIPPI BUSINESS FINANCE CORPORATION



                                       TO



                        DEPOSIT GUARANTY NATIONAL BANK,
                                   As Trustee



                           _________________________

                               INDENTURE OF TRUST
                           _________________________



                           Dated as of March 1, 1998

                               INDENTURE OF TRUST

                    (This Table of Contents is not a part of this Indenture of Trust and is only for convenience of reference)

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Preamble..................................................................    1
Bond Form.................................................................    3

                                   ARTICLE I
                    DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1.       Definitions.                                               13
Section 1.2.       Rules of Interpretation                                    16

                                   ARTICLE II
                                   THE BONDS

Section 2.1.       Authorized Amount of Bonds                                 16
Section 2.2.       Issuance of Bonds                                          16
Section 2.3.       Execution; Limited Obligation                              17
Section 2.4.       Authentication                                             18
Section 2.5.       Form of Bonds                                              18
Section 2.6.       Delivery of Bonds                                          18
Section 2.7.       Mutilated, Lost, Stolen or Destroyed Bonds                 19
Section 2.8.       Registration and Exchange of Bond; Persons Treated as
                    Owners                                                    19
Section 2.9.       Cancellation of Bonds                                      20
Section 2.10.      Book Entry System                                          20

                                  ARTICLE III
                      REDEMPTION OF BONDS BEFORE MATURITY

Section 3.1.      Redemption Dates and Prices                                 20
Section 3.2.      Notice of Redemption                                        22
Section 3.3.      Deposit of Funds                                            22
Section 3.4.      Partial Redemption of Bonds                                 23
Section 3.5.      Selection of Bonds for Redemption                           23

                                   ARTICLE IV
                               GENERAL COVENANTS

Section 4.1.       Payment of Principal and Interest                          23
Section 4.2.       Performance of Covenants; Issuer                           23
Section 4.3.       Right to Payments under Agreement and Guaranty;
                    Instruments of Further Assurance                          24
Section 4.4.       Recordation and Other Instruments                          24
Section 4.5.       Inspection of Project Books                                25
Section 4.6.       List of Bondholders                                        25
Section 4.7.       Rights Under Agreement and Guaranty                        25
Section 4.8.       Prohibited Activities                                      25

                                   ARTICLE V
                               REVENUES AND FUNDS

Section 5.1.       Source of Payment of Bonds                                 25
Section 5.2.       Creation of Bond Fund                                      25
Section 5.3.       Payments into Bond Fund                                    26
Section 5.4.       Use of Moneys in Bond Fund                                 26
Section 5.5.       Custody of Bond Fund                                       26
Section 5.6.       Construction Fund                                          26
Section 5.7.       Payments into Construction Fund; Disbursements             26
Section 5.8.       Completion of Project                                      27
Section 5.9.       Transfer of Construction Fund                              27
Section 5.10.      Creation of Refunding Fund                                 27
Section 5.11.      Payments into the Refunding Fund                           27
Section 5.12.      Use of Moneys in the Refunding Fund                        27
Section 5.13.      Non-presentment of Bonds                                   28
Section 5.14.      Moneys to be Held in Trust                                 28
Section 5.15.      Repayment to the Company from Bond Fund                    28
Section 5.16.      Additional Payments Under the Agreement                    28
Section 5.17.      Arbitrage Requirements                                     29
Section 5.18.      Rebate Fund; Tax Agreement                                 29

                                   ARTICLE VI
                              INVESTMENT OF MONEYS

Section 6.1.       Investment of Moneys                                       29

                                  ARTICLE VII
                               DISCHARGE OF LIEN

Section 7.1.       Discharge of Lien                                          30

                                 ARTICLE VIII
           DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

Section 8.1.       Defaults; Events of Default                                31
Section 8.2.       Acceleration                                               32
Section 8.3.       Other Remedies; Rights of Bondholders                      32
Section 8.4.       Right of Bondholders to Direct Proceedings                 32
Section 8.5.       Appointment of Receivers                                   33
Section 8.6.       Reserved                                                   33
Section 8.7.       Application of Moneys                                      33
Section 8.8.       Remedies Vested in Trustee                                 34
Section 8.9.       Rights and Remedies of Bondholders                         34
Section 8.10.      Termination of Proceedings                                 35
Section 8.11.      Waivers of Events of Default                               35
Section 8.12.      Notice of Defaults under Section 8.1(c); Opportunity of
                    the Issuer and the Company to Cure Such Defaults          36
Section 8.13.      Notice to Bondholders; Defaults; Acceleration              36

                                   ARTICLE IX
                                  THE TRUSTEE

Section 9.1.       Acceptance of Trusts                                       36
Section 9.2.       Fees, Charges and Expenses of the Trustee                  39
Section 9.3.       Trustee as Paying Agent and Registrar                      39
Section 9.4.       Intervention by the Trustee                                39
Section 9.5.       Successor Trustee                                          40
Section 9.6.       Resignation by the Trustee                                 40
Section 9.7.       Removal of the Trustee                                     40
Section 9.8.       Appointment of Successor Trustee by Bondholders or Issuer  40
Section 9.9.       Concerning Any Successor Trustee                           41
Section 9.10.      Appointment of Co-Trustee                                  41
Section 9.11.      Representations, Warranties and Covenants of the Trustee   42
Section 9.12.      Required Reporting to Issuer                               42

                                   ARTICLE X
                            SUPPLEMENTAL INDENTURES

Section 10.1.      Supplemental Indentures Not Requiring Consent of
                    Bondholders                                               43
Section 10.2.      Supplemental Indentures Requiring Consent of Bondholders   44
Section 10.3.      Consent of Company                                         44
Section 10.4.      Opinion of Bond Counsel                                    45

                                   ARTICLE XI
                      AMENDMENT OF AGREEMENT AND GUARANTY

Section 11.1.       Amendments, etc., to Agreement and Guaranty Not
                     Requiring Consent of Bondholders                         45
Section 11.2.       Amendments, etc., to Agreement and Guaranty Requiring
                     Consent of Bondholders                                   45
Section 11.3.       Opinion of Bond Counsel                                   46

                                  ARTICLE XII
                                 MISCELLANEOUS

Section 12.1.      Consents, etc., of Bondholders                             46
Section 12.2.      Limitation of Rights                                       47
Section 12.3.      Severability                                               47
Section 12.4.      Notices                                                    47
Section 12.5.      Payments Due on Saturdays, Sundays and Holidays            48
Section 12.6.      Action by Company and Issuer                               48
Section 12.7.      Counterparts                                               48
Section 12.8.      Applicable Provisions of Law                               48
Section 12.9.      No Recourse                                                48

                               INDENTURE OF TRUST

  THIS INDENTURE OF TRUST dated as of March 1, 1998, by and between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation created under the laws of the State of Mississippi, including the Act, party of the first part (hereinafter sometimes referred to as the "Issuer"), and DEPOSIT GUARANTY NATIONAL BANK, a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal corporate trust office located in Jackson, Mississippi, as trustee (hereinafter sometimes referred to as the "Trustee"), party of the second part,

                              W I T N E S S E T H:

  WHEREAS, pursuant to the authority set forth in Section 57-10-201 et seq., Mississippi Code of 12972, as amended (the "Act"), and Indenture of Trust dated as of July 1, 1997 (the "Series 1997A Indenture"), between the Issuer and the Trustee, the Issuer has hitherto issued its Solid Waste Disposal Revenue Bonds (Mississippi Phosphates Corporation Project) Series 1997A (the "Series 1997A Bonds") in the principal amount of $6,000,000, the proceeds of which were loaned to Mississippi Phosphates Corporation, a Delaware corporation (the "Company"), and used to finance a portion of the costs of the Project (as hereinafter defined); and

  WHEREAS, the proceeds of the Series 1997A Bonds were loaned to the Company pursuant to the terms of a Loan Agreement dated as of July 1, 1997 (the "Series 1997A Loan Agreement") between the Issuer and the Company; and

  WHEREAS, pursuant to the Act and an Indenture of Trust dated as of July 1, 1997 (the "Series 1997B Indenture"), between the Issuer and the Trustee, the Issuer has hitherto issued its Solid Waste Disposal Revenue Bonds (Mississippi Phosphates Corporation Project) Series 1997B (the "Series 1997B Bonds") in the principal amount of $8,500,000, the proceeds of which were loaned to the Company and used to finance a portion of the costs of the Project; and

  WHEREAS, the proceeds of the Series 1997B Bonds were loaned to the Company pursuant to the terms of a Loan Agreement dated as of July 1, 1997 (the "Series 1997B Loan Agreement") between the Issuer and the Company; and

  WHEREAS, the Issuer is authorized and empowered by the provisions of the Act to issue its limited obligation revenue bonds in accordance with the Act and to make secured or unsecured loans for the purpose of refunding the outstanding Series 1997A Bonds and the Series 1997B Bonds (collectively, the "Series 1997 Bonds"), and to pledge the proceeds of any loan agreements as security for the payment of the principal of, premium, if any, and interest on such revenue bonds; and

  WHEREAS, the Issuer is entering into a Loan Agreement of even date herewith with the Company in which the Issuer has agreed to loan the proceeds of its Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998 (the "Bonds") to the Company to defray the cost of refunding the outstanding principal amount of the Series 1997 Bonds and pursuant to which the Company has agreed to repay the loan in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds when due; and

  WHEREAS, the Issuer has determined that the Bonds in the aggregate principal amount of $14,500,000 should be issued, sold and delivered pursuant to the Act and this Indenture to provide proceeds for loan to the Company to provide for the refunding of the Series 1997 Bonds; and

  WHEREAS, the Issuer has contracted for the sale and delivery of the Bonds to be issued in the aggregate principal amount of $14,500,000 as herein provided; and

  WHEREAS, all Bonds issued under this Indenture will be secured by a pledge and assignment of the aforesaid Loan Agreement (except as otherwise herein provided); and

  WHEREAS, the Bonds and the Trustee's certificate of authentication to be endorsed on the Bonds are to be in substantially the following form, with appropriate variations, omissions and insertions as permitted or required by this Indenture, to-wit:

                                (FORM OF BONDS)

                            UNITED STATES OF AMERICA

                              STATE OF MISSISSIPPI

                    MISSISSIPPI BUSINESS FINANCE CORPORATION
                  SOLID WASTE DISPOSAL REVENUE REFUNDING BOND
                  (MISSISSIPPI PHOSPHATES CORPORATION PROJECT)
                                  SERIES 1998

Registered  Registered

No. R-__________  $_______________

Interest Rate:                        Maturity Date:  CUSIP No.:
-------------                         -------------   ---------
   5.80%                              March 1, 2022  ________________

Registered Owner:

Principal Amount:

     KNOW ALL MEN BY THESE PRESENTS that the MISSISSIPPI BUSINESS FINANCE CORPORATION (the "Issuer"), a public corporation created under the laws of the State of Mississippi, for value received, promises to pay (but only out of the sources and in the manner as hereinafter provided) to the Registered Owner identified above, or registered assigns as hereinafter provided, on the Maturity Date identified above, except as the provisions set forth in the Indenture with respect to redemption prior to maturity may become applicable hereto, the Principal Amount identified above, and in like manner to pay interest on said Principal Amount from the date hereof at the Interest Rate per annum identified above, payable semiannually on March 1 and September 1 of each year, commencing September 1, 1998 (each, an "Interest Payment Date"), until said Principal Amount is paid. The principal of this Bond shall be payable in lawful money of the United States of America at the principal corporate trust office of Deposit Guaranty National Bank, a national banking association organized under the laws of the United States, as Trustee, or its successor in trust (the "Trustee"). Payment of interest on any Interest Payment Date shall be made in lawful money of the United States of America to the Registered Owner hereof as of the close of business on the Record Date with respect to such Interest Payment Date and shall be paid (i) by check or draft mailed to such Registered Owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or (ii) at the option of any Registered Owner of at least $1,000,000 in aggregate principal amount of the Bonds, by wire transfer or other means acceptable to the Trustee at an address within the United States upon written instructions filed by such Registered Owner with the Trustee not later than the close of business on such Record Date (which instructions shall remain in effect until revoked by subsequent written instructions).

     THIS BOND AND THE OBLIGATION TO PAY INTEREST HEREON ARE LIMITED OBLIGATIONS OF THE ISSUER, SECURED AS AFORESAID AND PAYABLE SOLELY OUT OF THE REVENUES AND INCOME DERIVED FROM THE HEREINAFTER DEFINED AGREEMENT AND AS OTHERWISE PROVIDED IN THE HEREINAFTER DEFINED INDENTURE AND AGREEMENT. THIS BOND AND THE OBLIGATION TO PAY INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE AN INDEBTEDNESS OR AN OBLIGATION OF THE ISSUER, THE STATE OF MISSISSIPPI OR ANY POLITICAL SUBDIVISION THEREOF WITHIN THE PURVIEW OF ANY CONSTITUTIONAL LIMITATION OR PROVISION OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS, IF ANY, OF ANY OF THEM. THE ISSUER HAS NO TAXING POWER. NO OWNER OF THIS BOND SHALL HAVE THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER, IF ANY, OF THE ISSUER, THE STATE OF MISSISSIPPI OR ANY POLITICAL SUBDIVISION THEREOF TO PAY ANY PRINCIPAL INSTALLMENT OF, OR INTEREST ON, THIS BOND.

                           _________________________

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                           _________________________

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually executed by the Trustee.

     This Bond is issued with the intent that the laws of the State of Mississippi will govern its construction.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the series of which it forms a part does not exceed or violate any constitutional or statutory limitation.

     IN WITNESS WHEREOF, the MISSISSIPPI BUSINESS FINANCE CORPORATION has caused this Bond to be executed in its name by the manual or facsimile signature of its Executive Director, and its corporate seal to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary, all as of the 1st day of March, 1998.

                                       MISSISSIPPI BUSINESS FINANCE CORPORATION


                                       By: ____________________________________
                                                   Executive Director

ATTEST:

______________________
Secretary

[SEAL]



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

  This Bond is one of the Bonds of the issue described in the within mentioned Indenture of Trust.

Date of Authentication:

                                        DEPOSIT GUARANTY NATIONAL BANK,
  as Trustee


  By: ______________________________
           Authorized Signatory


                           (FORM OF REVERSE OF BONDS)

  This Bond is one of an authorized series of Bonds in the aggregate principal amount of $14,500,000 (the "Bonds") issued for the purpose of funding a loan by the Issuer to Mississippi Phosphates Corporation, a Delaware corporation (the "Company"), for the purpose of refunding those certain Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds (Mississippi Phosphates Corporation Project) Series 1997A (the "Series 1997A Bonds") and those certain Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds

(Mississippi Phosphates Corporation Project) Series 1997B (the "Series 1997B Bonds"), the proceeds of which Series 1997A Bonds and Series 1997B Bonds (collectively, the "Series 1997 Bonds") have been used to provide financing for the cost of land, buildings and equipment to be acquired, constructed and installed by the Company (the "Project") for the disposal of solid waste which solid waste is generated by the Company's chemical fertilizer manufacturing plant in Jackson County, Mississippi (the "Plant").

  The Bonds are all issued under and are equally and ratably secured by and entitled to the protection of an Indenture of Trust dated as of March 1, 1998 (which indenture, as from time to time amended and supplemented, is herein referred to as the "Indenture"), duly executed and delivered by the Issuer to the Trustee. Reference is hereby made to the Indenture for a description of the rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds and the terms upon which the Bonds are issued and secured. The terms and conditions of the loan of the proceeds of the Bonds to the Company to provide for the refunding of the principal of the Series 1997 Bonds and to provide for the payment of a portion of the costs of issuance of the Bonds, and the repayment of said loan, are contained in a Loan Agreement dated as of March 1, 1998, between the Issuer and the Company (which agreement, as from time to time amended and supplemented, is herein referred to as the "Agreement"). The Project is not pledged as security for the Bonds.

  This Bond is issued pursuant to and in full compliance with the Constitution and laws of the State of Mississippi, and particularly the Act, and pursuant to a resolution duly adopted by the Issuer authorizing, among other things, the execution and delivery of the Indenture. The Bonds are limited obligations of the Issuer payable solely from certain payments provided to be made by the Company under the Agreement, which payments are designed to be sufficient to pay the principal of, premium, if any and interest on the Bonds as the same become due and payable. The Bonds are further secured by the unlimited guaranty of Mississippi Chemical Corporation, the corporate parent of the Company, pursuant to a Guaranty Agreement dated as of March 1, 1998. The principal of, premium, if any and interest on the Bonds are payable solely from the funds pledged for their payment in accordance with the proceedings authorizing their issuance and the Indenture. All payments under the Agreement are to be paid to the Trustee for the account of the Issuer and deposited in a special trust fund created by the Issuer, maintained by the Trustee and designated "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998 Bond Fund," and, in addition, the rights of the Issuer under the Agreement (except the right to receive certain fee, expense and indemnification payments and to receive notices) have been assigned and pledged to the Trustee to secure the payment of such principal and interest under the Indenture.

  This Bond is transferable by the Registered Owner hereof in person or by his attorney duly authorized in writing at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new registered Bond or Bonds of an Authorized Denomination or Authorized Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor. Subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation thereof, Bonds may be exchanged for a like aggregate principal amount of Bonds of another Authorized Denomination or Authorized Denominations. The Trustee shall not be required to transfer or exchange any Bond from the fifteenth day of the month next preceding an Interest Payment Date and such Interest Payment Date, nor to transfer or exchange any Bond after the mailing of notice calling such Bond or a portion thereof for redemption, nor during the period of fifteen days next preceding the giving of such notice of redemption. The Issuer and the Trustee may deem and treat the Registered Owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of principal hereof and interest due hereon and for all other purposes and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.

  The Bonds are subject to extraordinary optional redemption at any time in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, upon the exercise by the Company of its option to prepay loan repayment installments under the Agreement, if any of the following shall have occurred:

         (a)  The Project or the Plant shall have been damaged or destroyed
     (in whole or in part) by fire or other casualty to such extent that, in the opinion of the Company, it is not practicable or desirable to rebuild, repair or restore the Project or the Plant; or

         (b) Title to, or the temporary use of, all or substantially all the Project or Plant shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority; or

         (c) Changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or Plant shall have occurred or such technological or environmental or other changes shall have occurred which, in the Company's judgment, render the continued operation of the Project or Plant uneconomic.

  The Bonds are subject to optional redemption prior to maturity at the election of the Corporation on March 1, 2008, and thereafter, either as a whole or in part on any date from any moneys that may be made available for such purpose, at the following redemption prices (expressed as a percentage of principal amount or portion thereof to be redeemed), plus accrued interest to the redemption date:

       Redemption Dates (Inclusive)                          Redemption Price
       ----------------------------                          ----------------
  March 1, 2008 through February 28, 2009                         102%
  March 1, 2009 through February 28, 2010                         101%
  March 1, 2010 and thereafter                                    100%

  The Bonds are subject to mandatory redemption at any time in whole (or in the case of the events stated in (b) or (c) of this paragraph, in whole or in part as provided in the Indenture), at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, if any of the following shall have occurred:

         (a) As a result of any changes in the Constitution of the State of Mississippi or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Agreement; or

         (b) A final determination by the Internal Revenue Service or a court of competent jurisdiction as a result of a proceeding in which the Company participates to the degree it deems sufficient, which determination the Company, in its discretion, does not contest by an appropriate proceeding, that, as a result of failure by the Company to observe any covenant, agreement or representation by the Company in the Agreement, the interest payable on the Bonds or any of them is includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147 of the Code and the applicable regulations thereunder); or

         (c) Proceeds of the Series 1997 Bonds, including income from the investment thereof, in an amount equal to or greater than $100,000 shall remain after completion of the Project and the payment of all costs of the Project.

  In the event any of the Bonds or portions thereof (in Authorized Denominations) are called for redemption as aforesaid, notice thereof identifying the Bonds or portions thereof to be redeemed will be given by the Trustee by mailing a copy of the redemption notice by first-class mail at least thirty (30) days prior to the date fixed for redemption to the Registered Owner of each Bond to be redeemed in whole or in part at the address shown on the registration books; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure or defect has occurred. Any notice mailed in such manner shall be conclusively presumed to have been duly given whether or not the Registered Owner receives such notice. If less than all of the Bonds are to be redeemed, Bonds or portions thereof (in Authorized Denominations) shall be selected by lot in the manner provided in the Indenture. All Bonds or portions thereof so called for redemption will cease to bear interest on and after the specified redemption date provided funds for the redemption thereof are on deposit with the Trustee at that time.

  The Registered Owner of this Bond shall have no right to enforce the provisions of the Indenture or the Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture or the Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. The Indenture prescribes the manner in which it may be discharged, including a provision that under certain circumstances the Bonds shall be deemed to be paid if Governmental Obligations, maturing as to principal and interest in such amounts and at such times as will, without reinvestment, provide sufficient funds to pay the principal of, premium, if any and interest on the Bonds, shall have been deposited with the Trustee, and all fees and expenses of the Trustee and all other liabilities of the Company under the Agreement are paid or provided for, after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture or the Agreement, except for purposes of exchange and transfer and payment from such Governmental Obligations on the date or dates specified at the time of such deposit.

  The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Bonds at any time by the Issuer with the consent of the owners of not less than a majority, or in certain instances 100%, in aggregate principal amount of the Bonds at the time outstanding, as defined in the Indenture. Any such consent or waiver by the owner of this Bond shall be conclusive and binding upon such owner and upon all future owners of this Bond and of any Bond issued upon the transfer or exchange of this Bond, whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions permitting the Trustee to enter into certain supplemental indentures without the consent of the owners of the Bonds and to waive certain past defaults under the Indenture and their consequences. No supplemental indenture will become effective without the consent of the Company.

  No recourse shall be had for the payment of the principal of, premium, if any and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture or the Agreement contained, against any past, present or future member, officer, agent or employee of the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, officer, employee, director or agent as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture or the Agreement and the issuance of any of the Bonds.

  Terms which are used herein as defined terms and which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                              (FORM OF ASSIGNMENT)

  The following abbreviations, when used in the inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

                                                UNIF GIFT MIN ACT--
TEN COM    __as tenants in common               _____________________________
TEN ENT    __as tenants by the                  (Custodian)
             entireties                         under Uniform Gifts to Minors
JT TEN     __as joint tenants with right        Act of
             of survivorship and not as         _____________________________
             tenants in common                  (State)

  Additional abbreviations may also be used though not in the above list.

  FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                         (Name and Address of Assignee)

the within Bond of the Mississippi Business Finance Corporation and does hereby irrevocably constitute and appoint to transfer said Bond on the books kept for registration thereof with full power of substitution in the premises.


Dated:  __________________


Signature Guaranteed:


__________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever; and

NOTICE: Signature(s) must be guaranteed by a member firm of the Securities Transfer Agent Medallion Program.

                             VALIDATION CERTIFICATE

  The issue of the Bonds of which this Bond is one has been validated and confirmed by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi, rendered on the ____day of _______, 1998.



                             (END OF FORM OF BONDS)

  WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid assignment and pledge of the amounts assigned and pledged to the payment of the principal of, premium, if any and interest on the Bonds and a valid assignment of certain rights of the Issuer under the Agreement have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

                                GRANTING CLAUSES

              NOW, THEREFORE, THIS INDENTURE OF TRUST WITNESSETH;

  That the Issuer in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the owners thereof, and for other good and valuable considerations, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, premium, if any and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, assign and pledge, and grant a security interest in, to Deposit Guaranty National Bank, as Trustee, and its successors in trust and assigns forever, to the extent provided in this Indenture:

                             GRANTING CLAUSE FIRST

  All of the rights and interest of the Issuer in and to the Loan Agreement dated as of March 1, 1998, between the Issuer and Mississippi Phosphates Corporation, except for the rights of the Issuer to receive notices thereunder and the rights of the Issuer under Sections 4.2(c), 5.2 and 6.3 of said Loan Agreement, and all rights of the Issuer in and to the Guaranty Agreement dated as of March 1, 1998, delivered by Mississippi Chemical Corporation.

                             GRANTING CLAUSE SECOND

  All moneys and securities from time to time held by the Trustee under the terms of this Indenture and any and all other real or personal property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf, or with its written consent to the Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

  TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors in said trust and assigns forever:

  IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future owners of the Bonds from time to time issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds (except as herein otherwise expressly provided);

  PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any and interest on the Bonds due or to become due, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made on the Bonds as required under Article IV hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon (or Governmental Obligations sufficient for that purpose as provided in Article VII hereof), and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof or provision therefor this Indenture and the rights hereby granted shall cease, determine and be void; otherwise this Indenture to be and remain in full force and effect.

  THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared that, all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all property, rights and interest, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and Issuer has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective owners of the Bonds as follows (subject, however, to the provisions of Section 2.3 hereof):


                                   ARTICLE I
                    DEFINITIONS AND RULES OF INTERPRETATION

  SECTION 1.1. DEFINITIONS. All words and phrases defined in the Recitals hereof and in Article I of the Agreement shall have the same meaning in this Indenture. All words when capitalized herein but not defined shall have the meaning provided in the Agreement. In addition, the following words and phrases shall have the following meanings:

  "Act" means the Mississippi Small Business Financing Act, appearing as Section 57-10-201 et seq., Mississippi Code of 1972, as amended.

  "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with another person. For the purposes of this definition, "control" when used with respect to a person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Agreement" means the Loan Agreement of even date herewith, between the Issuer and the Company, and any amendments and supplements thereto.

  "Authorized Denominations" means $100,000 and any integral multiple thereof.

  "Bondholder" or "holder" or "owner" means the Registered owner of any Bond.

  "Bonds" means the $14,500,000 aggregate principal amount of Bonds authorized to be issued by the Issuer pursuant to the terms and conditions of Sections 2.1 and 2.2 hereof.

  "Default" or "event of default" means any occurrence or event specified in and defined by Section 8.1 hereof.

  "Governmental Obligations" means noncallable direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States of America.

  "Interest Payment Date" means March 1 and September 1 of each year, commencing September 1, 1998.

  "Outstanding" or "Bonds outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

       (a) Bonds canceled after purchase or because of payment at, or redemption prior to, maturity;

       (b) Bonds or portions thereof (of Authorized Denominations) for the payment or redemption of which cash funds or Governmental Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds or portions thereof); provided that, if such Bonds or portions thereof are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

       (c) Bonds in lieu of which others have been authenticated under Section
     2.7 hereof.

  If this Indenture shall have been discharged pursuant to the provisions of
Article VII hereof, no Bonds shall be deemed to be outstanding within the meaning of this provision.

  "Paying Agent" means the Trustee.

  "Plant" means the chemical fertilizer manufacturing plant operated by the Company in Pascagoula, Mississippi.

  "Project" means the land and those items of machinery, equipment, structures and related property purchased or to be purchased, acquired, constructed or installed with proceeds from the sale of the Series 1997 Bonds or the proceeds of any payment by the Company pursuant to Section 3.4 of the Agreement, as more particularly described in Exhibit A to the Agreement.

  "Project Site" means the real property upon which the Company is constructing its solid waste disposal facilities in Jackson County, Mississippi, as it may at any time exist and as it currently exists.

  "Record Date" means the fifteenth day of the month next preceding an Interest Payment Date.

  "Registered owner" shall mean the person or persons in whose name or names a Bond shall be registered on books of the Issuer kept by the Trustee for that purpose in accordance with the terms of this Indenture.

  "Registrar" means the Trustee.

  "Revenues" means all amounts payable pursuant to Section 4.2(a) of the Agreement.

  "Series 1997A Bonds" means the Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds (Mississippi Phosphates Corporation Project) Series 1997A issued in the principal amount of $6,000,000.

  "Series 1997B Bonds" means the Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds (Mississippi Phosphates Corporation Project) Series 1997B issued in the principal amount of $8,500,000.

  "Series 1997A Indenture" means the Indenture of Trust dated as of July 1, 1997, between the Issuer and the Trustee pertaining to the Series 1997A Bonds.

  "Series 1997B Indenture" means the Indenture of Trust dated as of July 1, 1997, between the Issuer and the Trustee pertaining to the Series 1997B Bonds.

  "Tax Agreement" means the Tax Exemption Certificate and Agreement with respect to the Bonds, dated the date of the delivery of the Bonds, among the Company, the Issuer and the Trustee, as it may hereafter be amended or supplemented.

  "Trust Estate" means the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

  "Trustee" means Deposit Guaranty National Bank and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee and/or co-trustee at the time serving as such hereunder.

  "Underwriter" means BancAmerica ROBERTSON STEPHENS.

  SECTION 1.2. RULES OF INTERPRETATION. The following rules of interpretation shall govern the interpretation of this Indenture unless the context clearly indicates otherwise:

  The words "hereof", "herein", "hereunder" and other words of similar import refer to this Indenture as a whole.

  References to Articles, Sections and other subdivisions of this Indenture are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed.

  The plural includes the singular, and the singular includes the plural.

  The headings of this Indenture are for convenience only and shall not define or limit the provisions hereof.


                                   ARTICLE II
                                   THE BONDS

  SECTION 2.1. AUTHORIZED AMOUNT OF BONDS. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total principal amount of Bonds that may be issued is hereby expressly limited to $14,500,000, except as provided in Section 2.7 hereof.

  SECTION 2.2. ISSUANCE OF BONDS. The Bonds shall be designated "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998," and shall be issuable only as fully registered Bonds without coupons in Authorized Denominations. Unless the Issuer shall otherwise direct, the Bonds shall be numbered separately from 1 upward.

  The Bonds shall be dated as of March 1, 1998 and shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, on March 1, 2022. The Bonds shall bear interest at the rate of five and eight-tenths percent (5.80%) per annum from and including the date thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate of interest borne by the Bonds.

  The principal of the Bonds shall be payable in lawful money of the United States of America at the principal corporate trust office of the Trustee. Payment of interest on any Bond on any Interest Payment Date shall be made in lawful money of the United States of America to the Registered owner as of the close of business on the Record Date immediately prior thereto and shall be paid
(i) by check or draft mailed on the applicable Interest Payment Date to the Registered owner at his address as it appears on the registration books of the Issuer maintained by the Trustee or (ii) at the option of any Registered owner of at least $1,000,000 in aggregate principal amount of the Bonds, by wire transfer or other means acceptable to the Trustee at an address within the United States upon written instructions filed by such Registered owner with the Trustee not later than the close of business on the Record Date immediately prior thereto (which instructions shall remain in effect until revoked by subsequent written instructions).

  Interest on each Bond shall be computed from the Interest Payment Date to which interest has been paid or duly provided for next preceding its date of authentication, unless (i) such date shall be prior to the first Interest Payment Date, in which case such interest shall be computed from the date of the Bonds, or (ii) such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case interest on such Bond shall be computed from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, interest on Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be computed from the last date to which interest has been paid in full or duly provided for on the Bonds, or if no interest has been paid or duly provided for on the Bonds, from the date thereof.

  SECTION 2.3. EXECUTION; LIMITED OBLIGATION. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of its Executive Director, and shall have impressed or imprinted thereon the official seal of the Issuer or a facsimile thereof, attested by the manual or facsimile signature of its Secretary. All authorized facsimile signatures shall have the same force and effect as if manually signed. In case any official whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such official before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such official had remained in office until delivery. The Bonds may be signed on behalf of the Issuer by such persons who, at the time of the execution of such Bonds, are duly authorized or hold the appropriate offices of the Issuer, although on the date of the Bonds such persons were not so authorized or did not hold such offices.

  The Bonds, together with interest thereon, are limited obligations of the Issuer payable solely from the Revenues (except to the extent paid out of moneys attributable to the proceeds of the Bonds or the income from the temporary investment thereof) and shall be a valid claim of the respective owners thereof only against the Bond Fund and other moneys held by the Trustee and the Revenues, which Revenues shall be used for no other purpose than to pay the principal of, premium, if any and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture or the Agreement. The Bonds and the obligation to pay interest thereon do not now and shall never constitute an indebtedness or obligation of the Issuer, the State of Mississippi or any political subdivision thereof, within the purview of any constitutional limitation or provision, or a charge against the general credit or taxing powers, if any, of any of them, but shall be secured as aforesaid, and shall be payable solely from the Revenues. No owner of the Bonds shall have the right to compel the exercise of the taxing power, if any, of the Issuer, the State of Mississippi or any political subdivision thereof to pay the principal of, premium, if any or interest on the Bonds. The Issuer has no taxing power.

  SECTION 2.4. AUTHENTICATION. No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until a certificate of authentication on such Bond substantially in the form hereinabove set forth shall have been duly executed by the Trustee, and such executed certificate of the Trustee by duly authorized signatory upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if manually signed by an authorized signatory of the Trustee, but it shall not be necessary that the same signatory sign the certificate of authentication on all of the Bonds issued hereunder. The Trustee shall insert the date of authentication of each Bond in the place provided for such purpose in the form of certificate of authentication of the Trustee to appear on each Bond.

  SECTION 2.5. FORM OF BONDS. The Bonds issued under this Indenture shall be substantially in the form hereinabove set forth with such variations, omissions and insertions as are permitted or required by this Indenture.

  SECTION 2.6. DELIVERY OF BONDS. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver them to the Underwriter as directed in writing by the Issuer as hereinafter in this Section provided.

  Prior to the delivery by the Trustee of any of the Bonds there shall be filed with the Trustee:

       (a) A copy, duly certified by the Secretary of the Issuer, of the proceedings of the Issuer authorizing the execution and delivery of the Agreement and this Indenture and the issuance of the Bonds.

       (b) Original executed counterparts of this Indenture, the Agreement, the Tax Agreement and the Guaranty.

       (c) A request and authorization to the Trustee on behalf of the Issuer and signed by its Executive Director to authenticate and deliver the Bonds to or as directed by the Underwriter upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization. The proceeds of such payment shall be deposited in accordance with Sections 5.3 and 5.7 hereof.

  SECTION 2.7. MUTILATED, LOST, STOLEN OR DESTROYED BONDS. In the event any Bond is mutilated, lost, stolen, or destroyed, the Issuer may execute and the Trustee may authenticate a new Bond of like denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Issuer, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Issuer and the Trustee and the Company evidence of such loss, theft or destruction satisfactory to the Issuer, the Trustee and the Company, together with any indemnity satisfactory to them. In the event any such Bond shall have matured, instead of issuing a duplicate Bond, the Issuer may pay the same without surrender thereof. The Issuer and the Trustee may charge the owner of such Bond with their reasonable fees and expenses in this connection.

  SECTION 2.8. REGISTRATION AND EXCHANGE OF BOND; PERSONS TREATED AS OWNERS. The Issuer shall cause books for the registration and for the transfer of the Bonds as provided in this Indenture to be kept by the Trustee which is hereby constituted and appointed the Registrar of the Issuer.

  Upon surrender for transfer of any Bond at the principal corporate trust office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered owner or his attorney duly authorized in writing, the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds duly executed by the Issuer of an Authorized Denomination or Authorized Denominations for a like aggregate principal amount.

  Any Bond or Bonds may be exchanged at the principal corporate trust office of the Trustee for a new Bond or Bonds of like principal amount of another Authorized Denomination or Authorized Denominations. Upon surrender of any Bond or Bonds for exchange, the Trustee shall authenticate and deliver a new Bond or Bonds duly executed by the Issuer which the Bondholder making the exchange is entitled to receive.

  The Trustee shall not be required to transfer or exchange any Bond during the period of fifteen days next preceding any Interest Payment Date, nor to transfer or exchange any Bond after the mailing of notice calling such Bond or portion thereof for redemption has been given as herein provided, nor during the period of fifteen days next preceding the giving of such notice of redemption.

  The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of, premium, if any or interest on any such Bond shall be made only to or upon the written order of the Registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

  In each case the Trustee shall require the payment by the Bondholder requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer, but otherwise no charge shall be made to the Bondholder for such exchange or transfer.

  SECTION 2.9. CANCELLATION OF BONDS. Whenever any outstanding Bond shall be delivered to the Trustee for cancellation pursuant to this Indenture, upon payment of the principal amount represented thereby, or for replacement pursuant to Section 2.7 hereof, such Bond shall be promptly canceled and destroyed by the Trustee and counterparts of a certificate of destruction evidencing such cancellation and destruction shall be furnished by the Trustee to the Issuer and the Company.

  SECTION 2.10. BOOK ENTRY SYSTEM. The Trustee and the Issuer, at the direction of the Company, may from time to time enter into, and discontinue, an agreement with a "clearing agency" (securities depository) registered under
Section 17A of the Securities Exchange Act of 1934, as amended (the "Securities Depository"), which is the owner of the Bonds, to establish procedures with respect to the Bonds not inconsistent with the provisions of this Indenture; provided, however, that any such agreement may provide:

       (a) that such Securities Depository is not required to present a Bond to the Trustee in order to receive a partial payment of principal;

       (b) that a legend shall appear on each Bond so long as the Bonds are subject to such agreement; and

       (c) that different provisions for notice to such Securities Depository may be set forth therein.

  So long as any such agreement with a Securities Depository is in effect, the term "owner", as it appears in Section 3.1(b) and the second paragraph of
Article VII hereof (but not for any other provision of this Indenture, except only as specifically provided herein) and in Sections 5.3 and 7.1(b) of the Agreement, shall be deemed to include the Beneficial Owner. "Beneficial Owner" shall mean the owner of a Bond or portion thereof for federal income tax purposes.

                                  ARTICLE III
                      REDEMPTION OF BONDS BEFORE MATURITY

  SECTION 3.1. REDEMPTION DATES AND PRICES. (a) The Bonds shall be subject to extraordinary optional redemption at any time in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, upon the exercise by the Company of its option to prepay loan repayment installments under Section 7.2 of the Agreement, if any of the following shall have occurred:

       (1) The Project or the Plant shall have been damaged or destroyed (in whole or in part) by fire or other casualty to such extent that, in the opinion of the Company, it is not practicable or desirable to rebuild, repair or restore the Project or Plant; or

       (2) Title to, or the temporary use of, all or substantially all the Project or Plant shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority; or

       (3) Changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or Plant shall have occurred or such technological or environmental or other changes shall have occurred which, in the Company's judgment, render the continued operation of the Project or Plant uneconomic.

     (b) The Bonds are subject to optional redemption prior to maturity at the election of the Corporation on March 1, 2008, and thereafter, either as a whole or in part on any date from any moneys that may be made available for such purpose, at the following redemption prices (expressed as a percentage of principal amount or portion thereof to be redeemed), plus accrued interest to the redemption date:

       Redemption Dates (Inclusive)                     Redemption Price
       ----------------------------                     ----------------
  March 1, 2008 through February 28, 2009                     102%
  March 1, 2009 through February 28, 2010                     101%
  March 1, 2010 and thereafter                                100%

       (c) The Bonds shall be subject to mandatory redemption at any time in whole (or in the case of the events stated in (2) or (3) of this paragraph in whole or in part as provided below), at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, if any of the following shall have occurred:

         (1) As a result of any changes in the Constitution of the State of Mississippi or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Agreement; or

         (2) A final determination by the Internal Revenue Service or a court of competent jurisdiction as a result of a proceeding in which the Company participates to the degree it deems sufficient, which determination the Company, in its discretion, does not contest by an appropriate proceeding, that, as a result of failure by the Company to observe any covenant, agreement or representation by the Company in the Agreement, the interest payable on the Bonds or any of them is includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147 of the Code and the applicable regulations thereunder); or

         (3) Proceeds of the Series 1997 Bonds, including income from the investment thereof, in an amount equal to or greater than $100,000 shall remain after completion of the Project and the payment of all costs of the Project.

Upon the occurrence of the event stated in Section 3.1(c)(2) hereof, the Bonds will be redeemed in whole unless the Company delivers to the Trustee, at the Company's expense, an opinion of Bond Counsel upon which the Trustee may rely to the effect that redemption of a portion of the Bonds outstanding would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147 of the Code and the applicable regulations thereunder), and in such event the Bonds or portions thereof (in Authorized Denominations) shall be redeemed at such times and in such amounts as Bond Counsel shall so direct in such opinion. Upon the occurrence of the event stated in Section 3.1(c)(3) hereof, the principal amount of the Bonds to be redeemed will be a principal amount equal to the highest integral multiple of $100,000 equal to or less than the remaining proceeds of the Bonds. Any of such remaining proceeds which are not utilized for such mandatory redemption of Bonds shall be applied to the debt service coming due on the Bonds on the next Interest Payment Date.

  SECTION 3.2. NOTICE OF REDEMPTION. Upon receipt of written notice given by the Company pursuant to Section 7.4 of the Agreement not less than forty (40) days prior to the date of redemption (or such later date as is acceptable to the Issuer and the Trustee), notice of the call for any redemption of Bonds or any portions thereof pursuant to Section 3.1 hereof identifying the Bonds or portions thereof to be redeemed, specifying the redemption date, the redemption price, the place and manner of payment and that from the redemption date interest will cease to accrue on the Bonds provided that funds for the redemption thereof are on deposit with the Trustee, shall be given by the Trustee by mailing a copy of the redemption notice by first-class mail at least thirty (30) days prior to the date fixed for redemption to the Registered owner of each Bond to be redeemed in whole or in part at the address shown on the registration books; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceeding for the redemption of Bonds with respect to which no such failure or defect occurred. Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the Registered owner receives the notice.

  SECTION 3.3. DEPOSIT OF FUNDS. For the redemption of any of the Bonds, the Issuer shall cause to be deposited in the Bond Fund out of the Revenues (or out of maturing principal and interest, if any, of Governmental Obligations in which Revenues for such purpose are required to be invested) moneys sufficient to pay when due the principal of, premium, if any and interest on the Bonds or portions thereof to be redeemed on the redemption date. Moneys in the Bond Fund which are available therefor shall be credited against any moneys which the Issuer is required to cause to be so deposited in the Bond Fund.

  SECTION 3.4. PARTIAL REDEMPTION OF BONDS. In case a Bond is of a denomination larger than the minimum Authorized Denomination, all or a portion of such Bond may be redeemed in an Authorized Denomination. Upon surrender of any Bond for redemption in part only, the Trustee shall authenticate and deliver to the owner thereof, without cost to the owner, a new Bond or Bonds duly executed by the Issuer of an Authorized Denomination or Authorized Denominations in aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

  SECTION 3.5. SELECTION OF BONDS FOR REDEMPTION. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or portions thereof (in Authorized Denominations) to be redeemed from the Bonds outstanding not previously called for redemption by lot in such manner as the Trustee in its discretion may deem proper, and each $100,000 of face value of each Bond shall be treated as a separate Bond for the purpose of selection by lot. If it is determined that a portion but not all of the principal amount of any Bond is to be called for redemption, then, upon notice of intention to redeem such portion, the Registered owner of such Bond shall surrender such Bond to the Trustee for
(a) payment to such owner of the redemption price of the portion of principal amount called for redemption, and (b) delivery to such owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed portion of the principal amount of such Bond. New Bonds representing the unredeemed portion of the principal amount of such Bond shall be issued to the Registered owner thereof without charge therefor. If the Registered owner of any such Bond shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the portion of principal amount called for redemption (and to that extent only) and interest with respect to such portion will cease to accrue.

                                   ARTICLE IV
                               GENERAL COVENANTS

  SECTION 4.1. PAYMENT OF PRINCIPAL, PREMIUM, AND INTEREST. The Issuer covenants that it will promptly pay the principal of, premium, if any and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The principal and interest are payable by the Issuer solely from the Revenues (except to the extent paid out of moneys attributable to the Bond proceeds or the income from the temporary investment thereof) and nothing in the Bonds or this Indenture should be considered as assigning or pledging any other funds or assets of the Issuer other than such Revenues and the right, title and interest of the Issuer in the Agreement in the manner and to the extent herein specified.

  SECTION 4.2. PERFORMANCE OF COVENANTS; ISSUER. The Issuer covenants that it will faithfully perform on its part at all times any and all covenants, undertakings, stipulations and provisions contained in this

Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto; provided, however, that except for the matters set forth in Section 4.1 hereof, the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested to do so by the Company or by the Trustee, or shall have received the instrument to be executed, and at the Issuer's option shall have received from the Company assurance satisfactory to the Issuer that the Issuer shall be reimbursed for its reasonable expenses incurred or to be incurred in connection with taking such action or executing such instrument. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Mississippi, including particularly the Act and the resolution of the Issuer pursuant to which the Bonds were issued, to issue the Bonds authorized hereby and to execute this Indenture, to grant the security interest herein provided, to assign and pledge the Agreement (except as otherwise provided herein) and the Guaranty (to the extent of its interest therein) and to assign and pledge the amounts hereby assigned and pledged in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof. Anything contained in this Indenture to the contrary notwithstanding, it is hereby understood that none of the covenants of the Issuer contained in this Indenture are intended to create a general or primary obligation of the Issuer.

  SECTION 4.3. RIGHT TO PAYMENTS UNDER AGREEMENT AND GUARANTY; INSTRUMENTS OF FURTHER ASSURANCE. The Issuer covenants that it will defend its right to the payment of amounts due from the Company under the Agreement or the Guarantor under the Guaranty (to the extent of its interest therein) to the Trustee for the benefit of the owners of the Bonds against the claims and demands of all persons whomsoever. The Issuer covenants that it will do, execute, acknowledge and deliver such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the rights assigned hereby and the amounts pledged and assigned hereby to the payment of the principal of, premium, if any and interest on the Bonds. The Issuer covenants and agrees that, except as herein and in the Agreement provided, it will not sell, convey, mortgage, encumber or otherwise dispose of any part of the Revenues or its rights under the Agreement.

  SECTION 4.4. RECORDATION AND OTHER INSTRUMENTS. The Trustee covenants that it will cause, at the Company's expense and as provided in Section 5.13 of the Agreement, and the Issuer, to the extent permitted by law, covenants that it will cooperate with the Trustee in causing, such security agreements, financing statements and all supplements thereto and other instruments as may be required hereunder or under the Agreement from time to time to be kept, recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Trustee on behalf of the owners of the Bonds and the rights of Trustee hereunder, and to perfect the security interest of the Trustee.

  SECTION 4.5. INSPECTION OF PROJECT BOOKS. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Project and the Revenues shall at all reasonable times be open to inspection by such accountants or other agencies as the other party may from time to time designate in writing.

  SECTION 4.6. LIST OF BONDHOLDERS. The Trustee will keep on file a list of the names and addresses of all registered owners of Bonds on the registration books of the Issuer maintained by the Trustee as Registrar, together with the principal amount and numbers of such Bonds. At reasonable times and under reasonable regulations established by the Trustee, said list may be inspected and copied by the Company.

  SECTION 4.7. RIGHTS UNDER AGREEMENT AND GUARANTY. The Agreement and the Guaranty, duly executed counterparts of which have been filed with the Trustee, set forth the covenants and obligations of the Issuer, the Company and the Guarantor, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof the Agreement and the Guaranty may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company and the Guarantor thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement or the obligations of the Guarantor under the Guaranty for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

  SECTION 4.8. PROHIBITED ACTIVITIES. Subject to the limitations on its liability as stated herein, the Issuer covenants and agrees that it has not knowingly engaged and will not knowingly engage in any activities and that it has not knowingly taken and will not knowingly take any action which might result in its income becoming taxable to it or any interest on the Bonds becoming includable in the gross income of the owners thereof for federal income tax purposes.

                                   ARTICLE V
                               REVENUES AND FUNDS

  SECTION 5.1. SOURCE OF PAYMENT OF BONDS. The Bonds herein authorized and all payments to be made by the Issuer hereunder are not general obligations of the Issuer but are limited obligations payable solely from the Revenues (except to the extent paid out of moneys attributable to the Bond proceeds or the income from the temporary investment thereof), and as authorized by the Act and provided in the Agreement, the Guaranty and in this Indenture. The Revenues are to be remitted directly to the Trustee for the account of the Issuer and deposited in the Bond Fund (hereinafter created). The entire amount of the Revenues is hereby pledged and assigned to the payment of the principal of, premium, if any and interest on the Bonds.

  SECTION 5.2. CREATION OF BOND FUND. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998 Bond Fund," which is pledged and shall be used to pay the principal of, premium, if any and interest on the Bonds.

  SECTION 5.3. PAYMENTS INTO BOND FUND. There shall be deposited into the Bond Fund, as and when received, (a) accrued interest received upon the delivery of the Bonds to the Underwriter; (b) any amount in the Construction Fund directed to be paid into the Bond Fund under Section 5.8 or 5.9 hereof; (c) all Revenues; and (d) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement or the Guaranty which are required or which are accompanied by directions that such moneys are to be paid into the Bond Fund. The Issuer hereby covenants and agrees that so long as any of the Bonds issued hereunder are outstanding it will deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from revenues and receipts derived from the Agreement promptly to meet and pay the principal of, premium, if any and interest on the Bonds as the same become due and payable.

  SECTION 5.4. USE OF MONEYS IN BOND FUND. Except as provided in Sections 5.18 and 9.2 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any and interest on the Bonds.

  SECTION 5.5. CUSTODY OF BOND FUND. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer, and the Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of, premium, if any and interest on the Bonds as the same become due and payable and to make payments and reimbursements pursuant to Section 9.2 hereof, which authorization and direction the Trustee hereby accepts.

  SECTION 5.6. CONSTRUCTION FUND. There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998 Construction Fund," which shall be expended in accordance with the provisions of the Agreement.

  SECTION 5.7. PAYMENTS INTO CONSTRUCTION FUND; DISBURSEMENTS. The Issuer hereby notifies and directs the Trustee that amounts on deposit in the Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds Construction Fund-Mississippi Phosphates Corporation Project-Series 1997A established pursuant to the provisions of the Series 1997A Indenture and on deposit in the Mississippi Business Finance Corporation Solid Waste Disposal Revenue Bonds Construction Fund-Mississippi Phosphates Corporation Project-Series 1997B established pursuant to the provisions of the Series 1997B Indenture shall be transferred to and deposited in the Construction Fund. Moneys in the Construction Fund shall be expended for the purposes set forth in
Section 3.3 of the Agreement pursuant to requisitions signed by an Authorized Company Representative and delivered to the Trustee stating, with respect to each payment to be made:

  (a) The requisition number;

  (b) The name and address of the person, firm or corporation to whom payment is due or has been made, which may include the Company;

  (c) The amount to be or which has been paid; and

  (d) That each obligation mentioned therein has been properly incurred, is a proper charge against the Construction Fund in accordance with the provisions hereof and of the Agreement and has not been the basis of any previous requisition from the Construction Fund or from the proceeds (including investment income) of any other obligations issued by or on behalf of any state or political subdivision, including authorities, agencies, departments or other similar issuers.

  The Trustee is hereby authorized and directed to make the disbursement pursuant to each such requisition and to issue its checks therefor. In making any such disbursement, the Trustee may rely on any such requisition. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and shall provide monthly statements of transactions and investments pertaining to the Construction Fund to the Company so long as any Bonds remain outstanding.

  SECTION 5.8. COMPLETION OF PROJECT. The completion of the Project and payment or provision made for payment of the full Cost of the Project shall be evidenced by the filing with the Trustee of a certificate required by the provisions of Section 3.4 of the Agreement. Any balance remaining in the Construction Fund on the Completion Date shall be used in accordance with
Section 3.4 of the Agreement.

  SECTION 5.9. TRANSFER OF CONSTRUCTION FUND. If all of the Bonds are paid or deemed to be paid as herein provided, then, notwithstanding anything herein to the contrary, any balance then remaining in the Construction Fund shall, without further authorization, be deposited in the Bond Fund by the Trustee.

  SECTION 5.10. CREATION OF REFUNDING FUND. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds (Mississippi Phosphates Corporation Project) Series 1998 Refunding Fund."

  SECTION 5.11. PAYMENTS INTO THE REFUNDING FUND. There shall be deposited into the Refunding Fund as and when received, $14,500,000 of the proceeds of the sale of the Bonds.

  SECTION 5.12. USE OF MONEYS IN REFUNDING FUND. Of the amount deposited in the Refunding Fund, $6,000,000 shall be transferred immediately to the trustee under the Series 1997A Indenture and used and applied to the redemption, at the earliest practicable time, of all of the Series 1997A Bonds, and $8,500,000 shall be transferred immediately to the trustee under the Series 1997B Indenture and used and applied to the redemption, at the earliest practicable time, of all of the Series 1997B Bonds. Payment of interest on the Series 1997A Bonds and the Series 1997B Bonds shall be paid from a draw on the respective Letters of Credit applicable to such Bonds.

  SECTION 5.13. NON-PRESENTMENT OF BONDS. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, or in the event any check for the payment of interest shall not be cashed or any wire transfer for interest shall be returned, then if funds sufficient to pay such Bond or interest shall have been made available to the Trustee, all liability of the Issuer for the payment of such Bond or interest shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds uninvested, without liability for interest thereon, for the benefit of the owner of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond or interest. The Trustee shall hold such funds until required to pay such funds to the State Treasurer under the Mississippi Uniform Disposition of Unclaimed Property Act.

  Thereafter, the Bondholders shall be entitled to look only to the State Treasurer for payment, and then only to the extent of the amount so repaid, and the State Treasurer shall not be liable for any interest thereon to the Bondholders and shall not be regarded as a trustee of such money.

  SECTION 5.14. MONEYS TO BE HELD IN TRUST. All moneys required to be deposited with or paid to the Trustee for account of the Bond Fund, the Construction Fund and the Refunding Fund under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which has been duly given, and moneys referred to in Section 5.13 hereof held by the Trustee for the payment of Bonds or interest, shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the lien or security interest created hereby.

  SECTION 5.15. REPAYMENT TO THE COMPANY FROM BOND FUND. Any amounts remaining in the Bond Fund after payment in full of the Bonds (or provision therefor having been made in accordance herewith), the fees, charges and expenses (including reasonable attorneys' fees and expenses) of the Trustee, and all other amounts required to be paid hereunder or under the Agreement, shall be paid to the Company as provided in Section 8.5 of the Agreement.

  SECTION 5.16. ADDITIONAL PAYMENTS UNDER THE AGREEMENT. Pursuant to Section 4.2(b) of the Agreement, the Company has agreed to pay as provided therein fees and expenses (including reasonable attorneys' fees and expenses) of the Trustee and to indemnify and hold harmless the Trustee for and against certain losses, liabilities and expenses. Such additional payments received by the Trustee shall not be paid into the Bond Fund but shall be for the account of the Trustee.

  SECTION 5.17. ARBITRAGE REQUIREMENTS. Anything in the Agreement or this Indenture to the contrary notwithstanding, the Trustee is hereby authorized to deposit moneys in the Construction Fund, the Bond Fund and the Refunding Fund and to withdraw moneys from such Funds upon the written direction of the Company in order to comply with the provisions of the Tax Agreement.

  SECTION 5.18. REBATE FUND; TAX AGREEMENT. The Trustee agrees to establish a trust fund to be designated the "Mississippi Business Finance Corporation Solid Waste Disposal Revenue Refunding Bonds Rebate Fund - Mississippi Phosphates Corporation Project - Series 1998", if so requested by the Issuer or the Company, and will hold amounts in the Rebate Fund in trust as provided herein and as directed by the Issuer and the Company pursuant hereto and pursuant to the Tax Agreement. Moneys in the Rebate Fund shall not be considered moneys held under the Indenture and shall not constitute a part of the Trust Estate held for the benefit of the Bondholders, or, except as otherwise provided herein or as provided in the Tax Agreement, for the benefit of the Issuer or the Company. Moneys in the Rebate Fund (including earnings and deposits therein) shall be held in trust by the Trustee and held for future payment to the United States Government as required by Section148(f) of the Code and as contemplated under the provisions of the Tax Agreement and shall be paid out by the Trustee to such persons, in such amounts and at such times as shall be set forth in written instructions delivered to the Trustee by an Authorized Company Representative. Notwithstanding anything in the Agreement or this Indenture to the contrary, the Trustee is hereby authorized, at the written direction of an Authorized Company Representative, to transfer moneys from the Rebate Fund to the Construction Fund and the Bond Fund and to transfer moneys from the Bond Fund to the Rebate Fund, in order to comply with the provisions of the Tax Agreement.

                                   ARTICLE VI
                              INVESTMENT OF MONEYS

  SECTION 6.1. INVESTMENT OF MONEYS. Any moneys held as part of the Construction Fund or the Bond Fund shall be invested and reinvested by the Trustee in accordance with the provisions of Section 3.5 of the Agreement. The Trustee may make any and all such investments through its own or any of its Affiliate's trust investment department. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund for which they were made. The interest accruing thereon and any profit realized from such investments shall be credited to such fund, and any net loss resulting from such investments shall be charged to such fund. The Trustee shall sell and reduce to cash a sufficient amount of such investments of the Construction Fund whenever the cash balance in the Construction Fund is insufficient to pay a requisition when presented or of the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of, premium, if any, and interest on the Bonds when due. The Trustee shall have no responsibility with respect to the compliance by the Company or the Issuer with any covenant herein or in the Tax Agreement regarding the yield on investments made in accordance with this Section, other than to use its best reasonable efforts to comply with instructions from the Company regarding such investments and the Trustee shall bear no responsibility for losses incurred from such investments. Since the investments permitted by this Section have been made at the request of the Company and the making of such investments from time to time will be subject to the Company's direction, the Issuer and the Trustee specifically disclaim any obligation to the Company for any loss arising from, or tax consequences of, investments pursuant to the provisions of this Section. The Trustee shall not be responsible for any depreciation of the value of any investment made pursuant to this Section or for losses incurred in the redemption, sale or other disposal of any investments made in accordance with this Section.

                                  ARTICLE VII
                               DISCHARGE OF LIEN

  If the Issuer shall pay or cause to be paid, or there shall be otherwise paid or provision for payment made to or for the owners of the Bonds, of the principal and interest due or to become due on the Bonds at the times and in the manner stipulated therein, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof, and if all other liabilities of the Company under the Agreement shall have been paid or the payment thereof provided for, then these presents and the estate and rights hereby granted shall cease, determine and be void, whereupon the Trustee shall cancel and discharge the lien of this Indenture and execute and deliver to the Issuer such instruments in writing as shall be requisite to cancel and discharge the lien hereof, and reconvey, release, assign and deliver unto the Issuer any and all the estate, right, title and interest in and to any and all property conveyed, assigned or pledged to the Trustee or otherwise subject to the lien of this Indenture, except (i) amounts in the Bond Fund required to be paid to the Company under Section 5.18 hereof and (ii) moneys or securities held by the Trustee for the payment of the principal of, premium, if any and interest on the Bonds.

  Any Bond shall be deemed to be paid within the meaning of this Article when payment of the principal of, premium, if any, plus interest thereon to the due date thereof (whether such due date be by reason of maturity or upon redemption as provided in this Indenture, or otherwise), either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (1) moneys sufficient to make such payment or (2) Governmental Obligations (provided that the Company delivers to the Trustee, at the Company's expense, an opinion of Bond Counsel upon which the Trustee may rely to the effect that all conditions with respect to such deposit specified in this Article VIII have been satisfied or provision therefor made and that such deposit will not cause interest on any of the Bonds to be includable for federal income tax purposes in the gross income of any owner thereof (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder) or cause any of the Bonds to be classified as arbitrage bonds (within the meaning of Section 148 of the Code and the applicable regulations thereunder)) maturing as to principal and interest in such amount and at such times as will, without reinvestment, provide sufficient moneys to make such payment, as verified by a report prepared by a firm of certified public accountants, and all necessary and proper fees, compensation and expenses (including reasonable attorneys' fees and expenses) of the Trustee pertaining to the Bonds with respect to which such deposit is made shall have been paid or provided for to the satisfaction of the Trustee. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of transfer and exchange and of payment from such moneys or Governmental Obligations on the date or dates specified at the time of such deposit.

  Notwithstanding the foregoing, in the case of Bonds which by their terms may be redeemed prior to the stated maturities thereof, no deposit under clause (ii) of the immediately preceding paragraph shall be deemed a payment of such Bonds as aforesaid until the deposit shall have been made under the terms of an escrow deposit arrangement in form and substance satisfactory to the Trustee and consistent herewith and until the Company, on behalf of the Issuer, shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions in writing:

    (a) stating the date when principal of each such Bond is to be paid, whether at maturity or on a redemption date (which may be any redemption date permitted by this Indenture);

    (b) to call for redemption pursuant to the Indenture any Bonds to be redeemed prior to maturity pursuant to (a) hereof; and

    (c) to mail, as soon as practicable, in the manner prescribed by Article III hereof, a notice to the owners of such Bonds that the deposit required by (ii) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Article and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal or redemption price, as applicable, on said Bonds as specified in
 (a) hereof.

  Anything in Article X hereof to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of Bonds and the interest thereon and such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

                                  ARTICLE VIII
                   DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE
                                AND BONDHOLDERS

  SECTION 8.1. DEFAULTS; EVENTS OF DEFAULT. If any of the following events occur, it is hereby declared to constitute an "event of default":

  (a) Failure to pay interest on any Bond as and when such interest shall have become due and payable, and the continuation of such failure for one business day;

  (b) Failure to pay any principal of any Bond, as and when due, whether at the stated maturity thereof or upon proceedings for redemption thereof, and the continuation of such failure for one business day;

  (c) Failure to perform or observe any other of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Bonds contained and failure to remedy the same after notice thereof pursuant to
Section 8.12 hereof; or

  (d) The occurrence of an "Event of Default" under the Agreement or the Guaranty.

       SECTION 8.2. ACCELERATION. Upon the occurrence of an event of default the Trustee may, and upon the written request of the owners of not less than a majority in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer, declare the principal of all Bonds then outstanding and the interest accrued thereon to the date of such declaration immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Upon any declaration of acceleration hereunder the Trustee shall immediately declare an amount equal to all amounts then due and payable on the Bonds to be immediately due and payable under Section 4.2(a) of the Agreement.

       SECTION 8.3. OTHER REMEDIES; RIGHTS OF BONDHOLDERS. Upon the occurrence of an event of default the Trustee may, in addition or as an alternative, pursue any available remedy by suit at law or in equity to enforce the payment of the principal of, premium, if any and interest on the Bonds then outstanding, including making claim under or enforcing the Guaranty.

       If an event of default shall have occurred, and if requested so to do by the owners of a majority in aggregate principal amount of Bonds then outstanding and upon being indemnified as provided in Section 9.1(1) hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this Section 8.3 as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity.

       No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default or acquiescence therein; and such right and power may be exercised from time to time as often as may be deemed expedient.

       No waiver of any default or event of default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

       SECTION 8.4. RIGHT OF BONDHOLDERS TO DIRECT PROCEEDINGS. Subject to the provisions of Section 9.1(1) hereof, anything in this Indenture to the contrary notwithstanding, the owners of a majority in aggregate principal amount of the Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

  SECTION 8.5. APPOINTMENT OF RECEIVERS. Upon the occurrence of an event of default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

  SECTION 8.6.  RESERVED.

  SECTION 8.7. APPLICATION OF MONEYS. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and, subject to the provisions of Section 9.2 hereof, all moneys held or deposited in the Bond Fund during the continuation of the Event of Default shall be applied as follows:

       (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

           FIRST - To the payment to the persons entitled thereto of all interest then due on the Bonds (other than interest due on Bonds for the payment of which moneys are held pursuant to the provisions of this Indenture), and, if the amount available shall not be sufficient to pay said amount in full, then to the payment ratably, according to the amounts due, to the persons entitled thereto, without any discrimination or privilege;

           SECOND - To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), and, if the amount available shall not be sufficient to pay in full such unpaid principal, then to the payment ratably to the persons entitled thereto without any discrimination or privilege; and

           THIRD - To the payment to the persons entitled thereto of interest on overdue principal of any Bonds and, to the extent permitted by law, interest on overdue interest on any Bonds, without preference or priority as between principal or interest one over the others, or any installment of interest over any other installment of interest, or of any Bond over any other Bond, and if the amount available shall not be sufficient to pay such amounts in full, then ratably, without any discrimination or privilege.

       (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds (other than Bonds matured or called for redemption or interest due on Bonds for the payment of which moneys are held pursuant to the provisions of this Indenture), without preference or priority of principal or interest one over the other, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

       (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of Section 8.7(b) hereof in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of Section 8.7(a) hereof.

      Subject to the provisions of Section 9.2 hereof, whenever moneys are to be applied pursuant to the provisions of this Section 8.7, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the owner of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

  Whenever the principal of, premium, if any and interest on all Bonds has been paid under the provisions of this Section 8.7 and all expenses, charges and fees of the Trustee and the Issuer have been paid, any balance remaining in the Bond Fund shall be paid to the Company as provided in Section 5.18 hereof.

  SECTION 8.8. REMEDIES VESTED IN TRUSTEE. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any owners of the Bonds, and any recovery of judgment shall be for the equal and ratable benefit of the owners of the outstanding Bonds.

  SECTION 8.9. RIGHTS AND REMEDIES OF BONDHOLDERS. No owner of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of this Indenture or the Agreement or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder or thereunder, unless also a default has occurred of which the Trustee has been notified as provided in Section 9.1(h) hereof, or of which by said subsection it is deemed to have notice, nor unless also such default shall have become an event of default and the owners of a majority in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee indemnity as provided in Section 9.1(1), nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or the Agreement, or for the appointment of a receiver or for any other remedy hereunder or thereunder; it being understood and intended that no one or more owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder or thereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the owners of all Bonds then outstanding. However, nothing contained in this Indenture shall affect or impair the right of any Bondholder to enforce the payment of the principal of, premium, if any and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of, premium, if any and interest on each of the Bonds issued hereunder to the respective owners thereof at the time, place, from the source and in the manner in the Bonds expressed.

  SECTION 8.10. TERMINATION OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively with regard to the property subject to this Indenture, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

  SECTION 8.11. WAIVERS OF EVENTS OF DEFAULT. The Trustee may, in its discretion, waive any event of default hereunder and its consequences and rescind any declaration of acceleration of principal, and shall do so upon the written request of the owners of (1) a majority in principal amount of all the Bonds then outstanding in respect of which default in the payment of principal and interest, or either of them, exists, or (2) a majority in principal amount of all Bonds then outstanding in the case of any other default; provided, however, that there shall not be waived (a) any event of default in the payment of the principal of any outstanding Bonds or (b) any default in the payment when due of the interest on any such Bonds, unless prior to such waiver or rescission all arrears of principal, with interest thereon as in the Bonds provided, and all arrears of interest with interest thereon to the extent permitted by law as in the Bonds provided, and all expenses of the Trustee in connection with such default, shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default or impair any right consequent thereon.

  SECTION 8.12. NOTICE OF DEFAULTS UNDER SECTION 8.1(C); OPPORTUNITY OF THE ISSUER AND THE COMPANY TO CURE SUCH DEFAULTS. Anything herein to the contrary notwithstanding, no default under Section 8.1(c) hereof shall constitute an event of default until actual notice of such default by registered or certified mail, return receipt requested, shall be given to the Issuer, the Company and the Guarantor by the Trustee or by the owners of not less than a majority in aggregate principal amount of all Bonds outstanding, and the Issuer, the Company and the Guarantor shall have had thirty days after receipt of such notice to correct said default or cause said default to be corrected within the applicable period; provided, however, if said default be such that it cannot be corrected within the applicable period, it shall not constitute an event of default if corrective action is instituted within the applicable period and diligently pursued until the default is corrected.

  With regard to any default concerning which notice is given to the Issuer, the Company and the Guarantor under the provisions of this Section, the Issuer hereby grants the Company and the Guarantor full authority for account of the Issuer to perform any covenant or obligation alleged in said notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

  SECTION 8.13. NOTICE TO BONDHOLDERS; DEFAULTS; ACCELERATION. If a default occurs of which the Trustee is by Section 9.1(h) hereof required to take notice or if notice of default be given as therein provided, then the Trustee shall promptly give written notice thereof by first-class mail to the owner of each Bond. If the Trustee declares the principal of all Bonds then outstanding and the interest accrued thereon to the date of such declaration immediately due and payable pursuant to Section 8.2 hereof, then the Trustee shall promptly give written notice thereof by first-class mail to the owner of each Bond.

                                   ARTICLE IX
                                  THE TRUSTEE

  SECTION 9.1. ACCEPTANCE OF TRUSTS. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions to which the Issuer, the owners of the Bonds and the Company agree:

       (a) The Trustee, prior to the occurrence of an event of default and after curing of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an event of default has occurred (which has not been cured or waived) of which the Trustee has notice or is deemed to have notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through Affiliates, attorneys, accountants and other experts, agents or receivers and shall not be answerable for the conduct of the same appointed in good faith in accordance with the standard specified above, and shall be entitled to advice of counsel concerning its duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, accountants and other experts, agents and receivers as may reasonably be employed in connection with the trusts hereof.

       (c) The Trustee shall not be responsible for any recital herein, or in the Bonds, or for the recording or filing of any instrument required to secure the Bonds, or for the validity of the execution by the Issuer of this Indenture, or of any instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby; but the Trustee shall be responsible for the filing of any continuation statements which may from time to time be required to be filed under the Mississippi Uniform Commercial Code in order to continue the perfection of the lien of this Indenture and, in filing such continuation statements, the Trustee shall be entitled to rely on an opinion of counsel. The Trustee shall not be responsible for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of documents relating to the security for the Bonds issued hereunder or intended to be secured hereby, and the Trustee shall not be bound to ascertain or inquire as to the observance or performance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company under the Agreement except as herein set forth.

       (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not the Trustee.

       (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

       (f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by the Executive Director or an authorized officer of the Issuer or an Authorized Company Representative under the Agreement as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in Section 9.1(h) hereof, or of which by Section 9.1(h) it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed by it to be necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Executive Director or an authorized officer of the Issuer under the seal of the Issuer to the effect that an authorization in the form therein set forth has been adopted by the Issuer as conclusive evidence that such authorization has been duly adopted and is in full force and effect.

       (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and it shall not be answerable for other than its negligence or willful default.

       (h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV hereof, unless the Trustee shall be specifically notified in writing of such default by the Issuer or by an owner of Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the principal corporate trust office of the Trustee (or such other office designated in writing by the Trustee to the Issuer), and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.

       (i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer pertaining to the Project and the Bonds, and to take such memoranda from and with regard thereto as may be desired.

       (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

       (k) Notwithstanding anything elsewhere in this Indenture with respect to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, the Trustee shall have the right, but shall not be required, to demand any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action, by the Trustee deemed desirable for the purpose of establishing the right to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

       (l) Before taking any action referred to in Section 8.3, 8.4, 8.8 or 9.4 hereof the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its failure to comply with the standard of care prescribed by Section 9.1(a) and (g) hereof by reason of any action so taken.

       (m) All moneys received by the Trustee shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.

       (n) The Trustee may rely upon advice of counsel chosen by the Trustee with due care and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith in reliance upon advice of such counsel. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trusts created hereby, except only for its own negligence or willful misconduct, including that of its directors, officer, employees or agents.

       (o) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder, except as expressly provided herein. The Trustee shall not be required to give any bond or surety in respect to the execution of its rights and obligations hereunder.

       SECTION 9.2. FEES, CHARGES AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to payment and reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and expenses (including the allocated costs and expenses of its in-house counsel and legal staff) and other expenses reasonably made or incurred by the Trustee in connection with such services and in connection with entering into this Indenture, including any such fees and expenses incurred in connection with action taken hereunder. Upon an event of default, but only upon an event of default, the Trustee shall have a first lien with right of payment prior to payment on account of principal of, premium, if any and interest on any Bond upon the Trust Estate for the foregoing fees, charges and expenses incurred by it.

       SECTION 9.3. TRUSTEE AS PAYING AGENT AND REGISTRAR. The Trustee shall also serve as the Paying Agent and the Registrar for the Bonds, and all references to fees, charges and expenses of the Trustee in this Indenture, including without limitation such references in Section 9.2 hereof, shall be deemed also to refer to the fees, charges and expenses of the Paying Agent and the Registrar.

       SECTION 9.4. INTERVENTION BY THE TRUSTEE. In any judicial proceeding to which Issuer is a party which, in the opinion of the Trustee and its counsel, has a substantial bearing on the interests of owners of the Bonds, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the owners of at least a majority of the aggregate principal amount of Bonds then outstanding, provided that the Trustee shall first have been offered such indemnification in accordance with Section 9.1(1) hereof against such liability as it may incur in or by reason of such proceeding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

  SECTION 9.5. SUCCESSOR TRUSTEE. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer, to which it is a party, shall be and become successor trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any such successor trustee shall give notice thereof to the Issuer and the Company.

  SECTION 9.6. RESIGNATION BY THE TRUSTEE. The Trustee and any successor trustee may at any time resign from the trusts hereby created by giving at least thirty days written notice by registered or certified mail, return receipt requested, to the Issuer, the Company and the owner of each Bond, and such resignation shall take effect upon the appointment of a successor trustee pursuant to the provisions of Section 9.8 hereof and the acceptance by the successor trustee of such appointment.

  SECTION 9.7. REMOVAL OF THE TRUSTEE. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee at least thirty days prior to the successor trustee's acceptance of its appointment, to the Issuer and to the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding, or (so long as no event of default is then existing under Section 6.1(a), (b), (c) or (d) of the Agreement) signed by the Company and delivered to the Trustee and the Issuer, and such removal shall take effect upon the appointment of a successor trustee pursuant to the provisions of Section 9.8 hereof and the acceptance by the successor trustee of such appointment.

  SECTION 9.8. APPOINTMENT OF SUCCESSOR TRUSTEE BY BONDHOLDERS OR ISSUER. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the Issuer (at the direction of the Company so long as no event of default is then existing under Section 6.1(a), (b), (c) or (d) of the Agreement), or if no successor trustee is so appointed by the Issuer, then by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their duly authorized attorneys in fact, a copy of which shall be delivered personally or sent by registered mail, return receipt requested, to the Issuer and the Company; provided, that if a successor trustee is not so appointed and accepts such appointment within thirty days of such resignation, removal or other action, then the Trustee may petition a court of competent jurisdiction for the appointment of a successor trustee. Every such Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing having a reported capital and surplus of not less than $100,000,000, if there be such an institution willing, qualified and able to accept the trust upon customary terms, and (unless the Company shall then be in default under Section 6.1(a), (b), (c) or (d) of the Agreement) shall be satisfactory to the Company.

  SECTION 9.9. CONCERNING ANY SUCCESSOR TRUSTEE. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor and also to the Issuer and the Company an instrument in writing accepting such appointment hereunder and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trust, duties and obligations of its predecessors; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estate, rights, power and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor trustee in each recording office, if any, where the Indenture shall have been filed or recorded.

  SECTION 9.10.  APPOINTMENT OF CO-TRUSTEE.  It is the purpose of this
Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of Mississippi) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.10 are adapted to these ends.

  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, obligation, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be imposed upon, exercised by or vested in or conveyed to the Trustee with respect thereto shall be imposed upon, exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. Such separate or co-trustee shall deliver an instrument in writing acknowledging and accepting its appointment hereunder to the Issuer, the Trustee and the Company.

  Should any instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

  The appointment of a co-trustee hereunder shall not in any way change the Trustee's fiduciary duties and obligations hereunder.

  SECTION 9.11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUSTEE. All federal, state and local governmental, public and regulatory authority approvals, consents, notices, authorizations, registrations, licenses, exemptions, and filings that are required to have been obtained or made by Trustee with respect to the authorization, execution, delivery and performance by, or the enforcement against or by, the Trustee of this Indenture have been obtained and are in full force and effect and all conditions of such approvals, consents, notices, authorizations, registrations, licenses, exemptions, and filings have been fully complied with.

  The Trustee is qualified to do business in the State of Mississippi. The Trustee has a combined capital and surplus of at least $50,000,000 or, alternatively, a liability policy having the type of coverage and in an amount acceptable to the Issuer and the Company. The Trustee has an operations group of at least four experienced trust officers, with primary responsibility for municipal bond issues. The Trustee administers at least 25 municipal bond indentures aggregating at least $25,000,000 under its administration.

  SECTION 9.12. REQUIRED REPORTING TO ISSUER. The Trustee shall keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all funds and accounts established by or pursuant to this Indenture, which shall at all reasonable times be subject to the inspection by the Issuer or the owners (or a designated representative thereof) of not less than 10% in aggregate principal amount of the Bonds then outstanding.

  If requested in writing by the Issuer, the Trustee shall furnish to the Issuer within five days after each date on which principal of, premium, if any or interest on, any of the Bonds is due, a written certificate setting forth the following:

   (i) the designated name of the Bonds;

   (ii) the date on which such interest on any of the Bonds was due, the rate of interest borne by such Bonds and the amount of such interest due;

   (iii) the date on which such interest on any of the Bonds was paid and the amount of such interest paid;

   (iv) the date on which such principal of any of the Bonds was due (whether at maturity, upon call for redemption or acceleration) and the amount of such principal due;

   (v) the date on which such principal of any of the Bonds was paid and the amount of such principal paid; and

   (vi)  the name of the Trustee.

  Not later than 30 days after the end of each calendar year commencing with the calendar year 1998, the Trustee will prepare and file with the Issuer a statement setting forth, with respect to the preceding year, (l) amounts withdrawn from and deposited in each fund and account relating to the Bonds hereunder, (2) the balance on deposit in each such fund or account relating to the Bonds at the end of each year for which such statement is prepared, (3) a brief description of all obligations held as investments in each such fund or account relating to the Bonds, (4) the amount, if any, applied to the redemption of the Bonds, a description of the Bonds or portions of Bonds so redeemed, and an accounting of the Bonds of each maturity outstanding, and (5) any other information that the Issuer may reasonably request or that the Trustee may from time to time deem appropriate.


                                   ARTICLE X
                            SUPPLEMENTAL INDENTURES

  SECTION 10.1. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF BONDHOLDERS. The Issuer and the Trustee may, without consent of, or notice to, any of the Bondholders enter into an indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

       (a) To cure any ambiguity or formal defect or omission in this Indenture;

       (b) To grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

       (c) To evidence the appointment of a separate trustee or a co-trustee or the succession of a new trustee hereunder;

       (d) To provide for an uncertificated book-entry system of registration for the Bonds;

       (e) To preserve the tax exempt status of interest on the Bonds as required in an opinion of Bond Counsel delivered to the Trustee;

       (f) To obtain or maintain an appropriate rating or ratings on the Bonds; and

       (g) To make any other change which, in the judgment of the Trustee, is not to the prejudice of the Bondholders.

  SECTION 10.2. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF BONDHOLDERS. Exclusive of supplemental indentures covered by Section 10.1 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the owners of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing in this Section or in
Section 10.1 hereof contained shall permit, or be construed as permitting, without the consent of the owners of 100% in aggregate principal amount of the Bonds then outstanding, (a) an extension of the maturity (or mandatory redemption date) of the principal of, or the interest on, any Bond issued hereunder, or (b) a reduction in the principal amount of, or rate of interest on, any Bond issued hereunder, or (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (d) a reduction in the aggregate principal amount of the Bonds the owners of which are required to consent to such supplemental indenture, or (e) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, or (f) deprivation of the owner of any Bond then outstanding of the lien hereby created on the Trust Estate.

  If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to all Bondholders. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. If, within sixty days or such longer period as shall be prescribed by the Issuer following the mailing of such notice, the owners of not less than a majority or 100%, as the case may be, in aggregate principal amount of the Bonds then outstanding shall have consented to and approved the execution thereof as herein provided, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

  SECTION 10.3. CONSENT OF COMPANY. Anything herein to the contrary notwithstanding, a supplemental indenture under this Article shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail, return receipt requested, to the Company at least fifteen days prior to the proposed date of execution and delivery of any such supplemental indenture. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee does not receive a letter of protest or objection thereto signed by or on behalf of the Company by an Authorized Company Representative on or before 4:30 o'clock P.M. local time at the principal corporate trust office or other designated corporate trust office of the Trustee, on the fifteenth day after the mailing of said notice.

  SECTION 10.4. OPINION OF BOND COUNSEL. The Trustee may require that the Company deliver to the Trustee at the Company's expense an opinion of Bond Counsel upon which the Trustee may rely to the effect that a supplemental indenture is permitted by applicable law and will not adversely affect the tax-exempt status of the interest on the Bonds and that such supplemental indenture complies with the terms and provisions of this Indenture.

                                   ARTICLE XI
                      AMENDMENT OF AGREEMENT AND GUARANTY

  SECTION 11.1. AMENDMENTS, ETC., TO AGREEMENT AND GUARANTY NOT REQUIRING CONSENT OF BONDHOLDERS. The Trustee shall without the consent of or notice to the Bondholders consent to any amendment, change or modification of the Agreement or the Guaranty which does not adversely affect the Bondholders (i) as may be required by the provisions of the Agreement, the Guaranty or this Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission therein, (iii) to describe more fully or to amplify or correct the description of any property financed under the Agreement or intended so to be,
(iv) to preserve the tax exempt status of interest on the Bonds, (v) to obtain or maintain an appropriate rating or ratings on the Bonds, or (vi) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Bondholders.

  SECTION 11.2. AMENDMENTS, ETC., TO AGREEMENT AND GUARANTY REQUIRING CONSENT OF BONDHOLDERS. Except for the amendments, changes or modifications as provided in Section 11.1 hereof, the Trustee shall not consent to any other amendment, change or modification of the Agreement or the Guaranty without the giving of notice and the written approval or consent of the owners of not less than a majority in aggregate principal amount of the Bonds at the time outstanding given as in this Section provided; provided, however, that nothing in this Section or in Section 11.1 herein contained shall permit or be construed as permitting, without the consent of the owners of 100% in aggregate principal amount of the Bonds then outstanding, (a) an extension of time for the payment of an amount due pursuant to Section 4.2(a) of the Agreement or an extension of time for an amount due under the Guaranty, (b) a reduction in the total amount due pursuant to Section 4.2(a) of the Agreement or under the Guaranty, (c) a reduction in the aggregate principal amount of the Bonds the owners of which are required to consent to such amendment, change or modification of the Agreement or the Guaranty, or (d) any release or modification of the obligation of a Guarantor under the Guaranty. If at any time the Issuer, the Company or the Guarantor shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement or Guaranty, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 10.2 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal corporate trust office of the Trustee for inspection by all Bondholders.

  SECTION 11.3. OPINION OF BOND COUNSEL. The Trustee may require that the Company deliver to the Trustee at the Company's expense an opinion of Bond Counsel upon which the Trustee may rely to the effect that any amendment, change or modification of the Agreement is permitted by applicable law and will not adversely affect the tax-exempt status of interest on the Bonds and that such amendment, change or modification complies with the terms and provisions of the Agreement and this Indenture.


                                  ARTICLE XII
                                 MISCELLANEOUS

  SECTION 12.1. CONSENTS, ETC., OF BONDHOLDERS. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent documents and may be executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

       (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

       (b) The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of owning the same shall be proved by the registration books of the Issuer maintained by the Trustee pursuant to Section 2.8 hereof.

       For all purposes of this Indenture and of the proceedings for the enforcement hereof, such person shall be deemed to continue to be the owner of such Bond until the Trustee shall have received notice in writing to the contrary.

       In determining whether the owners of the requisite principal amount of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Bonds owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be Outstanding under this Indenture, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. For purposes of this paragraph (a) an "affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company; and for the purposes of this definition (b) "control", means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or any affiliate of the Company.

  Notwithstanding the foregoing paragraph, Bonds owned by the Company or any affiliate of the Company shall be deemed to be Outstanding under the Indenture if all the Bonds Outstanding at the time are owned by the Company or an affiliate of the Company; provided, however, that in such event the Company or such affiliate may not consent to any supplement to this Indenture that would affect the validity of the Bonds or the tax-exempt status of the interest on the Bonds; and provided further that if a supplement to this Indenture is executed at a time when the Company or any affiliate is the owner of all the Outstanding Bonds, Bond Counsel shall render an opinion that the execution of the supplement to this Indenture does not adversely affect the validity of the Bonds or the tax-exempt status of the interest thereon.

  SECTION 12.2. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person or company other than the parties hereto and the Company, the Guarantor and the owners of the Bonds, any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the Company, the Guarantor and the owners of the Bonds as herein provided.

  SECTION 12.3. SEVERABILITY. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

  SECTION 12.4. NOTICES. Unless otherwise specifically provided herein, any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given (i) on the fourth day following the day on which the same has been mailed by first class mail, postage prepaid, or
(ii) when the same are delivered, in each case to the parties at the following addresses: if to the Issuer, at Mississippi Business Finance Corporation, 1300 Walter Sillers Building, P.O. Box 849, Jackson, Mississippi 39205-0849
Attention: Executive Director; if to the Trustee, at Deposit Guaranty National Bank, One Deposit Guaranty Plaza-DGP#8, P.O. Box 23100, Jackson, Mississippi 39225-3100 Attention: Corporate Trust Department; if to the Company, at Mississippi Phosphates Corporation, c/o Mississippi Chemical Corporation, 3622 Highway 49 East, Yazoo City, Mississippi 39199-0388 Attention: Chief

Financial Officer; and if to the Guarantor at Mississippi Chemical Corporation, 3622 Highway 49 East, Yazoo City, Mississippi 39199-0388 Attention: Chief Financial Officer. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer, the Guarantor or the Company shall also be given to the Trustee. The Issuer, the Company, the Guarantor and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

  SECTION 12.5. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be at the principal corporate trust office of the Trustee, a Saturday, a Sunday or a legal holiday or a day on which banking institutions are required or authorized by law to close (and the principal corporate trust office of the Trustee is in fact closed), then payment of principal or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption.

  SECTION 12.6. ACTION BY COMPANY AND ISSUER. Wherever it is herein provided or permitted for any action to be taken by the Company, such action may be taken by an Authorized Company Representative under the Agreement unless the context clearly indicates otherwise. Whenever it is herein provided or permitted for any action to be taken by the Issuer, such action may be taken by an Authorized Issuer Representative under the Agreement unless the context clearly indicates otherwise.

  SECTION 12.7. COUNTERPARTS. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

  SECTION 12.8. APPLICABLE PROVISIONS OF LAW. This Indenture shall be governed by and construed in accordance with the laws of the State of Mississippi applicable to contracts performed wholly therein.

  SECTION 12.9. NO RECOURSE. No recourse shall be had for the payment of the principal of, premium, if any and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture or the Agreement against any past, present or future member, officer, agent or employee of the Issuer, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture or the Agreement and the issuance of the Bonds.


                  [Remainder of page left intentionally blank]

   IN WITNESS WHEREOF, the Mississippi Business Finance Corporation and Deposit Guaranty National Bank, have caused this Indenture of Trust to be executed in their respective corporate names and the Mississippi Business Finance Corporation has caused its corporate seal to be hereunto affixed and attested by its duly authorized officer, all as of the day first above written.

                                  MISSISSIPPI BUSINESS FINANCE CORPORATION


                                  By:  ______________________________
                                            Executive Director

ATTEST:

By:  ________________________
            Secretary

(SEAL)


                                  DEPOSIT GUARANTY NATIONAL BANK,
                                  as Trustee


                                  By:  ______________________________
                                             Authorized Officer

ATTEST:

By:  _______________________
            Title: